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                                  EXHIBIT (11)
                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" in the Registration Statement (Form N-1A) and related prospectus of Security Income Fund and to the incorporation by reference of our report dated January 27, 1995, with respect to the financial statements of Security Income Fund included in its Annual Report to Shareholders for the year ended December 31, 1994.


                                                               Ernst & Young LLP


Kansas City, Missouri
October 31, 1995